Exhibit 5.2

300 East Lombard Street, 18th Floor Baltimore, MD 21202-3268 TEL. 410.528.5600 FAX 410.528.5650 www.ballardspahr.com

October 13, 2020

Spirit Realty Capital, Inc.

Spirit Realty, L.P.

2727 North Harwood Street

Suite 300

Dallas, Texas 75201

Re:

Spirit Realty Capital, Inc., a Maryland corporation (the “Company”), and Spirit Realty, L.P., a Delaware limited partnership (the “Operating Partnership”) — Registration Statement on Form S-3 pertaining to an unspecified number or aggregate initial offering price of (i) shares of common stock, par value $0.05 per share (the “Common Stock”), of the Company; (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company; (iii) debt securities (“Company Debt Securities”) of the Company; (iv) fractional shares, or multiple shares, of Preferred Stock of the Company represented by depositary shares (“Depositary Shares”); (v) warrants (“Warrants”) to purchase securities of the Company; (vi) purchase contracts, including contracts for the purchase or sale of securities of the Company or other property at a future date or dates (the “Purchase Contracts”); (vii) rights (“Rights”), on terms to be determined at the time of sale, for the purchase of securities of the Company; (viii) units (“Units”) comprised of securities of the Company; (ix) debt securities (“OP Debt Securities”) of the Operating Partnership; and (x) guarantees by the Company (the “Company Guarantees”) of OP Debt Securities

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with: (a) the registration of the shares of Common Stock, shares of Preferred Stock, Company Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Rights, Units and Company Guarantees (collectively, the “Company Securities”); and (b) the registration of the OP Debt Securities (together with the Company Securities, collectively, the “Securities”), under the Securities Act of 1933, as amended (the “Act”), by the Company and the Operating Partnership, as applicable, on Form S-3 filed or to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, and any amendments thereto (the “Registration Statement”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

BALLARD SPAHR LLP

Spirit Realty Capital, Inc.

Spirit Realty, L.P.

October 13, 2020

(i)

the corporate charter of the Company (the “Charter”) represented by Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on August 21, 2013, Articles of Amendment filed with the Department on May 13, 2014, Articles Supplementary filed with the Department on March 3, 2017, Articles Supplementary filed with the Department on October 2, 2017, Articles of Amendment filed with the Department on December 12, 2018 and Articles of Amendment filed with the Department on April 29, 2019;

(ii)	the Fifth Amended and Restated Bylaws of the Company, dated as of August 10, 2017 (the “Bylaws”);

(iii)	certain resolutions (the “Directors’ Resolutions”) adopted by the Board of Directors of the Company (the “Board of Directors”);

(iv)

a certificate of one or more officers of the Company, dated as of a recent date (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate;

(v)	the Registration Statement and the related form of prospectus included therein (the “Prospectus”), in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vi)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(vii)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any instrument, document or agreement is legally competent to do so;

(c)

any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original Documents; all signatures on all of the Documents are genuine; all public records reviewed or

BALLARD SPAHR LLP

Spirit Realty Capital, Inc.

Spirit Realty, L.P.

October 13, 2020

relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)

the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale (and execution and delivery, if applicable) of the Company Securities in accordance with the procedures set forth in paragraphs 2, 3, 4, 5, 6, 7, 8, 9 and 10 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous consent of all incumbent directors given in writing or by electronic transmission, all in accordance with the Charter and Bylaws of the Company and applicable law;

(e)

the number of shares of Preferred Stock of each series and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Company Securities under the Registration Statement, together with the number of shares of Preferred Stock of such series and the number of shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants or Rights) of any Securities offered and sold subsequent to the date hereof, and the number of shares of Preferred Stock of such series represented by Depositary Shares to be offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock of such series, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock of such series and the number of shares of Common Stock, respectively, authorized and reserved for issuance and issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which any Securities are converted into, or exchanged or exercised for, shares of Common Stock or shares of Preferred Stock of such series, respectively, and the date subsequent to the date hereof on which shares of Preferred Stock of such series and shares of Common Stock, respectively, are issued pursuant to the conversion, exchange or exercise of such Securities;

(f)

none of the terms of any of the Securities to be established subsequent to the date hereof, nor the issuance and delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities established subsequent to the date hereof, nor the form of certificate, receipt or other instrument or document evidencing any such Securities approved subsequent to the date hereof, will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

BALLARD SPAHR LLP

Spirit Realty Capital, Inc.

Spirit Realty, L.P.

October 13, 2020

(g)

the form of certificate, receipt or other instrument or document representing the Company Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law;

(h)

none of the Company Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants or Rights) of any Securities, will be issued in violation of the provisions of the Charter of the Company imposing restrictions on ownership and transfer of shares of stock of the Company;

(i)

none of the Company Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange (or exercise in the case of Warrants or Rights) of any Securities, will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL;

(j)

all Company Debt Securities to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding indenture or other similar instrument, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all Depositary Shares to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding deposit agreement, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all Warrants to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding warrant agreement, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all Purchase Contracts to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding purchase contract agreement, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; all Rights to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding rights agreement, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; and all Units to be offered and sold subsequent to the date hereof will be issued under a valid and legally binding unit agreement, enforceable against the parties thereto in accordance with its terms, that conforms to the description thereof set forth in the Prospectus or related prospectus supplement; and

BALLARD SPAHR LLP

Spirit Realty Capital, Inc.

Spirit Realty, L.P.

October 13, 2020

(k)

prior to or contemporaneous with the authorization, execution and delivery of any Company Guarantees by the Company issued, executed and delivered subsequent to the date hereof, the issuance, execution and delivery by the Operating Partnership of the OP Debt Securities to which such Company Guarantees relate will have been duly authorized by all necessary limited partnership action on the part of the Operating Partnership, and such OP Debt Securities will have been duly issued, executed and delivered by, and will be the valid and legally binding obligation of, the Operating Partnership.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.

Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

3.

Upon: (a) designation by the Board of Directors of one or more series of Preferred Stock to distinguish each such series from any other outstanding series of Preferred Stock; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in such series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) due authorization by the Board of Directors of any securities of the Company issuable upon conversion of such series of Preferred Stock in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such

BALLARD SPAHR LLP

Spirit Realty Capital, Inc.

Spirit Realty, L.P.

October 13, 2020

series of Preferred Stock, and when such shares of such series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

4.

The Company has the corporate power to create the obligations to be evidenced by the Company Debt Securities, and upon: (a) designation and titling by the Board of Directors of the Company Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of any Company Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of any such Company Debt Securities and any limit on such aggregate principal amount; (d) due authorization by the Board of Directors of the execution and delivery of one or more indentures, supplemental indentures and/or certificates of officer, each dated as of a date prior to the issuance of the Company Debt Securities to which it relates; (e) due authorization by the Board of Directors of such Company Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) due authorization by the Board of Directors of any securities of the Company issuable upon conversion of the Company Debt Securities in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Company Debt Securities.

5.

The Company has the corporate power to enter into deposit agreements, and upon completion of the procedures set forth in paragraph 3 above for the issuance of shares of any series of Preferred Stock, and due authorization and approval by the Board of Directors of a deposit agreement and the delivery of Depositary Shares pursuant to such deposit agreement, due execution of such deposit agreement on behalf of the Company, and compliance with the conditions established by the Board of Directors for the delivery of the Depositary Shares, such Depositary Shares will have been duly authorized by all necessary corporate action on the part of the Company and such Depositary Shares may be delivered by or on behalf of the Company, and the shares of such series of Preferred Stock represented by the Depositary Shares will, upon issuance and delivery against payment of the consideration therefor as set by the Board of Directors, be validly issued, fully paid and non-assessable.

6.

The Company has the corporate power to enter into warrant agreements, and upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of the warrant agreement relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board

BALLARD SPAHR LLP

Spirit Realty Capital, Inc.

Spirit Realty, L.P.

October 13, 2020

of Directors; and (f) due authorization by the Board of Directors of any securities of the Company issuable upon exercise of the Warrants in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Warrants.

7.

The Company has the corporate power to enter into purchase contract agreements, and upon: (a) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of any purchase contract agreement relating to the Purchase Contracts; (b) setting by the Board of Directors of the number of Purchase Contracts to be issued; (c) establishment by the Board of Directors of the terms, conditions and provisions of the Purchase Contracts and establishment by the Board of Directors of any applicable property other than securities underlying the Purchase Contracts; (d) due authorization by the Board of Directors of the Purchase Contracts for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (e) due authorization by the Board of Directors of any securities of the Company underlying the Purchase Contracts in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Purchase Contracts.

8.

The Company has the corporate power to enter into rights agreements, and upon: (a) designation and titling by the Board of Directors of the Rights; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of the rights agreement relating to the Rights; (c) setting by the Board of Directors of the number of Rights to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Rights and designation by the Board of Directors of the securities to be purchased upon exercise of the Rights; (e) due authorization by the Board of Directors of the Rights for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) due authorization by the Board of Directors of any securities of the Company issuable upon exercise of the Rights in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Rights.

9.

The Company has the corporate power to enter into unit agreements, and upon: (a) designation and titling by the Board of Directors of the Units; (b) due authorization by the Board of Directors of the form, terms, execution and delivery by the Company of the unit agreement relating to the Units; (c) setting by the Board of Directors of the number of Units to be issued; (d) establishment

BALLARD SPAHR LLP

Spirit Realty Capital, Inc.

Spirit Realty, L.P.

October 13, 2020

by the Board of Directors of the terms, conditions and provisions of the Units; (e) due authorization by the Board of Directors of the Units for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) due authorization by the Board of Directors of any securities of the Company comprising the Units in accordance with resolutions to be adopted subsequent to the date hereof, and/or actions to be taken subsequent to the date hereof, by the Board of Directors, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Units.

10.

The Company has the corporate power to enter into Company Guarantees, and upon: (i) due authorization and approval by the Operating Partnership of the issuance, execution and delivery of the OP Debt Securities to which such Company Guarantees relate and the form, terms, execution and delivery of an indenture or other similar instrument relating to such OP Debt Securities; (ii) due authorization and approval by the Board of Directors of the Company Guarantees and any such indenture or other similar instrument relating to such OP Debt Securities; and (iii) compliance with the conditions established by the Board of Directors for delivery of such Company Guarantees, such Company Guarantees will have been duly authorized by all necessary corporate action on the part of the Company and may be delivered by or on behalf of the Company.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers, or with respect to the actions required for the Operating Partnership to authorize, execute, deliver or perform its respective obligations under any document, instrument or agreement. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ BALLARD SPAHR LLP